UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: APRIL 3, 2006

(DATE OF EARLIEST EVENT REPORTED: MARCH 31, 2006)

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

4032 Linden Avenue, Dayton, Ohio	45432
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2006, MTC Technologies, Inc., a Delaware Corporation (the “Company”) and its wholly owned subsidiary, MTC Technologies, Inc., an Ohio corporation, entered into a definitive agreement with the stockholders of Aerospace Integration Corporation (AIC), a Florida corporation, to purchase all the outstanding capital stock of AIC. The agreement was effective on April 1, 2006.

Founded in 1997, AIC is an “S” corporation small business headquartered in Crestview, FL. AIC also maintains offices and facilities in Albertville and Huntsville, AL, Warner Robins, GA and Ft. Monmouth, NJ; with field offices in Fayetteville, NC; Orangeburg, SC; Little Rock, AR; Abilene, TX; and Moses Lake, WA. With approximately 345 employees and approximately $34 million in revenue for the year ended December 31, 2005, AIC has focused its efforts on serving DoD’s Special Operations Forces. AIC performs design and modification for avionics, flight controls, and weapon systems; and fully integrates the upgraded systems and components into aircraft and ground-based vehicles. The acquisition further strengthens the Company’s strategy to become a premier player in aircraft modernization and sustainment activities, while providing a significant increase in one of its target markets, Special Operations Forces.

The initial purchase price for 100% of the common stock of AIC was $41.3 million, plus assumption of $3 million in debt related to the recent construction of a second aircraft hangar, paid in cash at closing, all of which was borrowed under the Company’s revolving credit facility (“Revolver”). AIC’s stockholders may receive additional payments through 2007 if certain operating goals are achieved. The maximum amount of all contingent payments is $16 million, which would also be paid in cash. A portion of the stock in AIC is owned by Mr. Rajesh K. Soin, Chairman of the Board of MTC, and members of his family. The transaction was approved by a special committee of independent directors of MTC appointed by the Board of Directors.

A copy of the press release announcing the transaction is attached as Exhibit 99.1 hereto and incorporated herein by reference. The summary of the transaction described above is qualified in its entirety by reference to the stock purchase agreement attached hereto as Exhibit 2.1, and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information included in Item 1.01 regarding the closing of the AIC transaction is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included in Item 1.01 regarding the borrowing under the Revolver is incorporated herein by reference. Borrowings under the Revolver currently bear interest at the prime rate. The Company will pay interest on the amounts borrowed with respect to the acquisition in March, June, September, and December of each calendar year beginning in June 2006. The Company’s borrowing under the Revolver, the availability of which was $85 million prior to this transaction, is subject to certain financial covenants, including covenants that are typical to a credit facility of this type, and contains customary events of default.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

As of the date of filing of this Current Report on Form 8-K, it is impracticable for MTC Technologies, Inc. to provide the financial statements required by Item 9.01 (a) of Form 8-K. In accordance with Item 9.01 (a) (4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than 71 days after the required filing date for this Current Report.

(b)	Pro Forma Financial Information

As of the date of filing this Current Report on Form 8-K, it is impracticable for MTC Technologies, Inc. to provide the pro forma financial information required by Item 9.01 (b) of Form 8-K. In accordance with Item 9.01 (b) (2) of Form 8-K, such financial information will be filed by amendment to this Form 8-K no later than 71 days after the required filing date for this Current Report.

(c)	Exhibits

The exhibits listed below are being furnished pursuant to Item 9.01.

Ex. 2.1	Stock Purchase Agreement, dated as of March 31, 2006, by and among MTC Technologies, Inc., a Delaware corporation, MTC Technologies, Inc., an Ohio corporation, and the Stockholders of Aerospace Integration Corporation*

Ex. 99.1	Press release, dated March 31, 2006

*	Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2006

MTC TECHNOLOGIES, INC.

/s/ Michael Gearhardt
Michael Gearhardt
Chief Financial Officer

EXHIBIT INDEX

Ex. 2.1	Stock Purchase Agreement, dated as of March 31, 2006, by and among MTC Technologies, Inc., a Delaware corporation, MTC Technologies, Inc. , an Ohio corporation, and the Stockholders of Aerospace Integration Corporation*

Ex. 99.1	Press Release, dated March 31, 2006

*	Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.